                               LIMITED NONEXCLUSIVE
                                 LICENSE AGREEMENT



                                        FOR



                      MICROPOWER ULTRA-WIDEBAND IMPULSE RADAR



                                 FOR TRANSPORTATION
                                    FIELD OF USE



                                      BETWEEN



                    THE REGENTS OF THE UNIVERSITY OF CALIFORNIA


                                        AND


                               AMERIGON, INCORPORATED


                              LLNL CASE NO. TL-1556-98


                       LAWRENCE LIVERMORE NATIONAL LABORATORY
                              UNIVERSITY OF CALIFORNIA
                      P.O. BOX 808, L-795, LIVERMORE, CA 94550
                   INDUSTRIAL PARTNERSHIPS AND COMMERCIALIZATION
                                     JUNE, 1998

                                 TABLE OF CONTENTS

1.  BACKGROUND . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
3.  LICENSE GRANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
4.  ROYALTIES AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
5.  DUE DILIGENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
6.  PROGRESS AND ROYALTY REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . 10
7.  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
8.  LIFE OF THE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
9.  DISPUTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
10.  TERMINATION BY THE REGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 13
11.  TERMINATION BY LICENSEE . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
12.  DISPOSITION OF LICENSED PRODUCT(S) ON HAND UPON TERMINATION . . . . . . . . . 14
13.  PATENT PROSECUTION AND MAINTENANCE. . . . . . . . . . . . . . . . . . . . . . 15
14.  USE OF NAMES AND TRADEMARKS AND NONDISCLOSURE AGREEMENT . . . . . . . . . . . 17
15.  LIMITED WARRANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
16.  PATENT INFRINGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
17.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
18.  ASSIGNABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
19.  INDEMNIFICATION AND INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . 20
20.  LATE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
21.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
22.  GOVERNING LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
23.  PATENT MARKING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
24.  GOVERNMENT APPROVAL OR REGISTRATION . . . . . . . . . . . . . . . . . . . . . 24
25.  EXPORT CONTROL LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
26.  FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
27.  U.S. COMPETITIVENESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
28.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
EXHIBIT A -"THE REGENTS' LICENSED PATENT(S)\ . . . . . . . . . . . . . . . . . . . 28
EXHIBIT B - LICENSE FEES AND ROYALTY RATE. . . . . . . . . . . . . . . . . . . . . 31
EXHIBIT C - FIELD OF USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

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                                           i

                     LIMITED NONEXCLUSIVE LICENSE AGREEMENT FOR

                      MICROPOWER ULTRA-WIDEBAND IMPULSE RADAR

                          FOR TRANSPORTATION FIELD OF USE


This Agreement is by and between THE REGENTS of the University of California (hereinafter referred to as "THE REGENTS"), a corporation organized and existing under the laws of the State of California, and having its statewide administration address at 300 Lakeside Drive, Oakland, California 94612-3550, and Amerigon, Incorporated, a corporation organized and existing under the laws of the State of California and having its principal place of business at 5462 Irwindale Avenue, Irwindale, CA 91706-2058 (hereinafter referred to as "LICENSEE"). Both THE REGENTS and LICENSEE are hereinafter jointly referred to as the "Parties". Upon THE REGENTS receipt of LICENSEE's payment of the License Issue Fee described in Exhibit B (LICENSE FEES AND ROYALTY RATE), this Agreement is effective from the date of execution by the last signing party ("Effective Date"). This Agreement and the resulting license is subject to overriding obligations to the Federal Government pursuant to the provisions of THE REGENTS' Contract No. W-7405-ENG-48 with the United States Department of Energy (DOE) for the operation of the Lawrence Livermore National Laboratory ("LLNL") and DOE's grant of patent rights to THE REGENTS.

1.   BACKGROUND


1.1 The development of the Licensed Patents (as later defined herein) was sponsored in part by the U.S. Department of Energy ("DOE") and, as a consequence, this Agreement and the resulting license is subject to overriding obligations to the Federal Government pursuant to the provisions of the applicable contract and/or regulations.

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                                       1

1.2 THE REGENTS is desirous that the Licensed Patents be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public, and is willing to grant a nonexclusive license thereunder.


1.3 LICENSEE has represented to THE REGENTS to induce THE REGENTS to enter into this Agreement, that LICENSEE is experienced in the development, production, manufacture, marketing and sale of products similar to the "Licensed Product(s)" (as later defined herein), and that it shall commit itself to utilizing THE REGENTS' Licensed Patents commercially so that public benefit and royalty income to THE
     REGENTS shall result therefrom; and

1.4 LICENSEE represents Licensed Product(s) or part thereof shall be integrated into stand alone/end use products by LICENSEE and not sold by the LICENSEE in any other form, such as electronic chips or circuit boards independent of an integrated stand alone or end use product except for complete functioning circuit boards sold as end products less enclosures to original equipment manufacturers.

1.5 LICENSEE desires to obtain a limited nonexclusive license under THE REGENTS' Licensed Patents upon the terms and conditions hereinafter set forth.


     THEREFORE the parties agree as follows:


2.   DEFINITIONS


2.1 "Affiliate(s)" of a party means any entity which, directly or indirectly, controls such party, is controlled by such party or is under common control with such party;

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                                       2

     "control" for these purposes being defined as the actual, present capacity to elect a majority of the directors of such Affiliate, or if not, the capacity to elect at least half of the members that control at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; provided, however, that in any country where the local law shall not permit foreign equity participation of a majority, then an "Affiliate" shall include any company in which LICENSEE shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law. Each reference to LICENSEE herein shall be meant to include its Affiliate(s).

2.2 "Field of Use" shall mean the applications of the Licensed Product(s) as listed in Exhibit C (FIELD OF USE), which is attached hereto.


2.3 "Licensed Patent(s)" means the United States patents and corresponding foreign patents enumerated in Exhibit A ("THE REGENTS' LICENSED PATENT(S)") attached to this Agreement. Licensed Patents shall not include improvement patents, continuations in part applications, patents and certificates of addition and utility models and patents which may issue thereupon.

2.4  A "Licensed Product" shall mean any and all products and methods which:


     (a) is covered in whole or in part by an issued, unexpired claim or a pending claim contained in THE REGENTS' Licensed Patent(s) in the Territory and/or


     (b) which employ or are produced by the practice of the inventions claimed in issued patents of the Licensed Patents and/or

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                                       3

     (c) employ or are produced by the practice of the invention claimed in THE REGENTS Licensed Patent(s) whose manufacture, use or sale would constitute, but for the license granted to LICENSEE pursuant to this Agreement, an infringement of any claim in THE REGENTS' Licensed Patents.


2.5 "Net Sales" shall mean LICENSEE's billings for Licensed Product(s) produced hereunder, less the sum of the following:


     (a)  discounts allowed in amounts customary in the trade;


     (b) sales taxes, customs and tariff duties, and/or use taxes which are directly imposed and are with reference to particular sales;


     (c)  outbound transportation prepaid or allowed;


     (d)  amounts allowed or credited on returns; and


     (e) with respect to foreign sales, LICENSEE may reduce the Net Sales by any value-added taxes imposed by the government of such countries before computing the royalties due.


     Net Sales shall not include sales to the U.S. Government. No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. Licensed Product(s) shall be considered "sold" when billed out or invoiced.

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                                       4

2.6 "Net Selling Price" as used in this Agreement for the purpose of computing royalties shall mean gross invoice selling price of the Licensed Product, less the deductions under section 2.5. Net Selling Price to the U.S. Government shall be reduced by the amount of the royalty payment.


2.7  "Territory":  Worldwide


3.   LICENSE GRANT


3.1 Subject to the terms of this Agreement, THE REGENTS hereby grants to the LICENSEE a nontransferable, nonexclusive, royalty-bearing license under THE REGENTS' Licensed Patents to make, have made, use, lease, and sell the Licensed Product(s) in the Territory as limited by
     Article 13 (PATENT PROSECUTION AND MAINTENANCE) for the
     Field-of-Use set forth under Article 2.2 for the term set forth under Article 8 (LIFE OF THE AGREEMENT), unless sooner terminated according to the terms hereof.

     The license granted hereunder shall not be construed to confer any rights upon the LICENSEE by implication, estoppel, or otherwise as to any technology or know-how not specifically set forth herein.


     The LICENSEE is not licensed to make, have made, use, lease or sell electronic chips, separate components or circuit boards covered by or derived from THE REGENTS Licensed Patent(s) or Licensed Product(s) to others independent of an integrated stand alone or end use Licensed Product except for complete functioning circuit boards sold as end products less enclosures to original equipment manufacturers.

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                                       5

     Any license granted hereunder shall be subject to the prior license retained by the Federal Government which consists of a non-exclusive, nontransferable, irrevocable, paid-up license to practice THE REGENTS Licensed Patent(s) for or on behalf of the United States throughout the world.


3.2 The parties acknowledge that the Federal Government has certain march-in rights to THE REGENTS' Licensed Patent(s) in accordance with 35 USC 203.


3.3  No rights to sublicense are granted under this license Agreement.


4.   ROYALTIES AND PAYMENTS


4.1 The license issue fee and royalty rate for the license that is the subject of this Agreement shall be in accordance with this Article 4.


4.2 Royalties and fees due hereunder shall accrue and be paid to THE REGENTS according to this Article 4 and the attached Exhibit B (LICENSE FEES AND ROYALTY RATE), which is incorporated herein.


4.3 Where Licensed Product(s) are not sold, but are otherwise disposed of or used, the Net Selling Price of such products and/or processes for the purposes of computing royalties shall be the selling price at which products of similar kind and quality, sold in similar quantities, are currently being offered for sale by the LICENSEE.
     Where such products are not currently being offered for sale by the LICENSEE, the Net Selling Price of products otherwise disposed of or used, for the purpose of computing royalties, shall be the average selling price at which products of similar kind and quality, sold in similar

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                                       6
     quantities, are then currently being offered for sale by other manufacturers. Where such products are not currently sold or offered for sale by others, then the Net Selling Price, for the purpose of computing royalties, shall be the LICENSEE's cost of manufacture determined by LICENSEE's customary accounting procedures, plus the LICENSEE's standard mark-up. The LICENSEE shall keep track of Licensed Product(s) used internally by the LICENSEE for process development, test, demonstration, prototype samples for the purpose of creating customer interest or acceptance, or Licensed Product(s) manufactured but unsold and unused but these shall not be subject to royalty payments until otherwise used.


4.4 Under this Agreement, Licensed Product(s) shall be considered to be sold when invoiced, or if not invoiced, when delivered for use or lease to a third party or use by LICENSEE not excluded above, except that upon expiration of all Licensed Patents covering such Licensed Product(s), or upon any termination of license, all shipments made on or prior to the day of such expiration or termination which have not been billed out prior thereto shall be considered as sold (and therefore subject to royalty). Royalties paid on Licensed Product(s) which are not accepted by the LICENSEE's customer shall be credited to the LICENSEE.


4.5 The LICENSEE shall pay to THE REGENTS a minimum annual royalty as defined in Exhibit B (LICENSE FEE AND ROYALTY RATE). This minimum annual royalty shall be paid to THE REGENTS by January 1 of each year and shall be credited against the earned royalty due and owing for that calendar year.

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                                       7

4.6 The LICENSEE shall pay to THE REGENTS an earned royalty, as defined in the attached Exhibit B (LICENSE FEE AND ROYALTY RATE), on all Licensed Product(s) sold or used by the LICENSEE.


4.7 Earned royalties for Licensed Product(s) sold under this Agreement in any country in the Territory shall accrue to THE REGENTS for the duration of THE REGENTS' Licensed Patent(s) in the United States.


4.8 Earned royalties accruing to THE REGENTS shall be paid to THE REGENTS by February 28, May 31, August 31, and November 30. Each payment to THE REGENTS will be for any and all royalties which accrued to THE REGENTS within the most recently completed calendar quarter, less any credits for minimum royalties paid per Article 4.5 above.


4.9 All monies due THE REGENTS shall be payable in United States funds collectible at par in San Francisco, California. When Licensed Product(s) are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which Licensed Product(s) were sold and then converted into equivalent United States Funds. The exchange rate will be that established by the Bank of America in New York, New York on the last business day of the reporting period and will be quoted in the Continental terms methods of quoting exchange rates (local currency per U.S. dollar). The LICENSEE shall be responsible for all bank transfer charges.


4.10 If at any time legal restrictions prevent the prompt remittance by the LICENSEE of part or all royalties due with respect to any country outside the United States where a

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                                       8

     Licensed Product is sold, the LICENSEE shall have the right and option to make such payments by depositing the amount thereof in local currency to THE REGENTS' account in a bank or other depository in such country.


4.11 No royalties shall be collected or paid hereunder on Licensed Product(s) distributed to or used by the United States Government, including any agency thereof and the amount charged for such sales to the United States Government will be reduced by an amount equal to the royalty otherwise due THE REGENTS.


4.12 Notwithstanding any other provision of this Agreement, no royalty payments are due or payable on any products not covered by outstanding patent filing(s) or then currently valid Licensed Patent(s).


5.   DUE DILIGENCE


5.1 The LICENSEE, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Product(s) and shall earnestly and diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands, and to comply with the minimum royalties specified in part C of Exhibit B
     (LICENSE FEE AND ROYALTY RATE). LICENSEE is solely responsible for designing, developing, engineering and commercializing the Licensed Product(s).

5.2 The LICENSEE shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations in accordance with this Agreement.

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                                       9

5.3 The LICENSEE shall demonstrate a continuing effort to market the Licensed Product(s) to meet market demands following the LICENSEE's first offer of Licensed Product(s) for sale.


6.   PROGRESS AND ROYALTY REPORTS


6.1 Prior to the first sale of Licensed Product(s) anywhere in the world, the LICENSEE shall submit a progress report covering the LICENSEE's activities related to the development and testing of the Licensed Product(s). After the first such sale and/or commercial use, the LICENSEE shall submit a quarterly royalty report by February 28, May 31, August 31, and November 30 of each calendar year for the most recently completed calendar quarter, giving such particulars of the business conducted by the LICENSEE under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

     (a) number of Licensed Product(s) in each application manufactured and sold or otherwise subject to royalty payments under Article 4 (ROYALTIES AND PAYMENTS) by country;


     (b) the gross sales, net sales and Net Selling Price of Licensed Product(s) sold by LICENSEE during the most recently completed calendar quarter;


     (c) the royalties, in U.S. dollars, payable hereunder with respect to such sales;

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                                      10

     (d) with each report submitted, the LICENSEE shall pay to THE REGENTS the royalties due and payable under this Agreement. If no royalties shall be due, the LICENSEE shall so report.


6.2 On or before the one-hundred-twentieth (120th) day following the close of the LICENSEE's fiscal year, the LICENSEE shall provide THE
     REGENTS with the LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement, which are to be protected as proprietary information and not disseminated to other parties.

6.3 If no sale or use of Licensed Product(s) has been made during any reporting period, a statement to that effect shall be required in the royalty report filed for that period.

7.   BOOKS AND RECORDS


7.1 The LICENSEE shall keep books and records accurately showing all Licensed Product(s) developed, manufactured, used, and/or leased and/or sold or otherwise disposed of under the terms of this Agreement. Such books and records shall be preserved for at least five (5) years from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of THE REGENTS at all reasonable times, provided that reasonable notice is given.


7.2 The fees and expenses incurred by THE REGENTS' representatives or agents to perform an examination of the royalty reports shall be borne by THE REGENTS. However, if an error in royalties accounting of more than five percent (5%) of the total royalties due for

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                                      11
     any year is discovered, then the fees and expenses incurred by THE REGENTS' examination shall be borne by LICENSEE.


8.   LIFE OF THE AGREEMENT


8.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in force for the life of the last-to-expire issued patent of the Licensed Patent(s) licensed under this Agreement. As patents expire, Licensed Product(s) covered by an expired patent but not by other Licensed Patent(s) will not be subject to further royalty payments.

8.2 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:


     Article 7  Books and Records


     Article 13  Patent Prosecution and Maintenance


     Article 14  Use of Names and Trademarks


     Article 19  Indemnification and Insurance


     Article 25  Export Control Laws


9.   DISPUTES


9.1 The Parties shall attempt to jointly resolve all disputes (such joint resolution may include non-binding arbitration) arising from this Agreement. If the Parties are unable to jointly resolve a dispute within a reasonable time, then the Parties or either of them shall have the right to commence proceedings in a court of competent jurisdiction. U.S. Federal law

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                                      12
     is to govern the Agreement to the extent there is such law. To the extent that there is no applicable U.S. Federal law, this Agreement and performance thereunder shall be governed by the law of the State of California without reference to that State's conflicts of law provisions.


10.  TERMINATION BY THE REGENTS


10.1 The right to terminate this Agreement, if exercised by THE REGENTS, supersedes the rights granted in Article 3 (LICENSE GRANT). If the LICENSEE should fail to perform any material term or covenant of this Agreement, THE REGENTS may give written notice of such default
     ("Notice of Default") to the LICENSEE. If the LICENSEE should fail to remedy with satisfaction and tangible evidence that the deficiency has been cured within sixty (60) days of the effective date of such Notice of Default, THE REGENTS shall have the right to terminate this Agreement and the licenses granted herein by a second written notice ("Notice of Termination"). If Notice of Termination is sent to the LICENSEE, this Agreement shall automatically terminate on the effective date of such notice. The LICENSEE's failure to pay any royalty or other fee by the date required under Exhibit B (LICENSE FEE AND ROYALTY RATE) shall be considered to be a material breach subject to termination of the license.

     Termination of this Agreement shall not relieve the LICENSEE of any obligation or liability accrued hereunder prior to such termination, or rescind any payments due or paid to THE REGENTS hereunder prior to the time such termination becomes effective. Such termination shall not affect, in any manner, any rights of THE REGENTS arising under this Agreement prior to such termination.

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                                      13

11.  TERMINATION BY LICENSEE


11.1 The LICENSEE shall have the right at any time to terminate this Agreement by giving notice in writing to THE REGENTS. Termination of this Agreement by the LICENSEE shall be effective ninety (90) days from the effective date of such notice. Any termination of this Agreement shall not affect the rights and obligations set forth in Article 8.2.

12.  DISPOSITION OF LICENSED PRODUCT(S) ON HAND UPON TERMINATION


12.1 Upon termination of this Agreement for any reason other than expiration of Licensed Patent(s), LICENSEE shall provide THE REGENTS, within forty-five (45) days following the effective date of termination, with a written inventory of all Licensed Product(s) in process of manufacture or in stock, and shall dispose of such Licensed
     Product(s) within one hundred and twenty (120) days of the effective date of termination, provided, however, that the sales of all such Licensed Product(s) shall be subject to the terms of this Agreement.

13.  PATENT PROSECUTION AND MAINTENANCE


13.1 THE REGENTS shall at its sole discretion pursue and maintain the Licensed Patent(s) using counsel of its choice, and such Licensed Patents will be held in the name of THE REGENTS. THE REGENTS shall have the exclusive rights to control the prosecution of the Licensed Patents.

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

13.2 THE REGENTS may, at its sole discretion, amend any patent application to include claims requested by the LICENSEE to reasonably protect the products contemplated to be sold or methods used under this Agreement.


13.3 The cost of preparing, filing, prosecuting and maintaining the United States Licensed Patents enumerated in Exhibit A ("THE REGENTS' LICENSED PATENT(S)") shall be borne by THE REGENTS.


13.4 If LICENSEE wishes to obtain foreign license rights on certain specified Licensed Patent(s), then LICENSEE shall request and pay for, as provided in this Article 13, the REGENTS' patent protection in those foreign countries if available. LICENSEE must notify THE
     REGENTS immediately following the effective date of this license of its decision to request these license rights. The notice concerning foreign filing shall be in writing and must identify the countries desired. The absence of such a notice to THE REGENTS shall be considered as an election not to desire such foreign license rights. THE REGENTS shall provide LICENSEE with an estimate of the foreign filing costs and may request an up front payment prior to pursuing such foreign filing. THE REGENTS may at its sole discretion then obtain patent protection on the specified Licensed Patents in foreign countries if available. Such foreign-filed patents shall be held in the name of THE REGENTS and shall be obtained using counsel of THE REGENTS' choice. Estimates of patent charges to be shared are defined in Article 13.5 and the REGENTS may request an up front payment.

13.5 The preparation, filing, and prosecution of foreign patent applications, as well as the maintenance of the resulting patents, shall be at the shared expense of all royalty paying

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                                      15

     Licensees to the Licensed Patents that have requested and been granted such foreign license rights. THE REGENTS shall invoice LICENSEE for payment of its share of costs for foreign patent application preparation, filing, prosecution, and maintenance. If such payment is not received within ninety (90) days, such foreign license rights shall be automatically excluded from this license agreement. Any overpayments by LICENSEE for foreign patent filing and maintenance costs resulting from sharing of such costs by other Licensees shall be credited towards LICENSEE's future foreign patent cost obligations.


13.6 LICENSEE's obligation to underwrite and to pay its share of patent prosecution costs shall continue for so long as this Agreement remains in effect, unless LICENSEE terminates its obligations with respect to any given patent application or patent upon ninety (90) days written notice to THE REGENTS. THE REGENTS will use its best efforts to curtail patent costs when such notice is received from LICENSEE. THE REGENTS may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion. In that event, LICENSEE shall have no further rights or licenses thereunder.


13.7 THE REGENTS shall have the right to file patent applications at its own expense in any country in which LICENSEE has not elected to desire patent rights, and such applications and resultant patents shall not be subject to this Agreement. Such foreign patent rights shall be excluded from this Agreement.

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                                      16

14.  USE OF NAMES AND TRADEMARKS AND NONDISCLOSURE AGREEMENT


14.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation, or simulation of any of the foregoing). The use of the name "LLNL" or "The Regents of the University of California" or the name of any University of California campus is expressly prohibited.


     It is understood that THE REGENTS shall be free to release to the inventors the terms and conditions of this Agreement upon request of the inventors. If such release is made, THE REGENTS shall request that the inventors not disclose such terms and conditions to others. It is further understood that should a third party inquire whether a license to Licensed Patents is available, THE REGENTS may disclose the existence of this Agreement and the extent of the grant in Article 3 (LICENSE GRANT) to such third party, but shall not disclose the terms of this Agreement or the name of The LICENSEE, except where THE REGENTS is required to release information under either the California Public Records Act or other applicable law.

15.  LIMITED WARRANTY


15.1 THIS LICENSE AND THE ASSOCIATED REGENTS' INTELLECTUAL PROPERTY RIGHTS IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR

-------------------------------------------------------------------------------
                                      17

     WARRANTY THAT THE REGENTS' INTELLECTUAL PROPERTY RIGHTS,
     LICENSED PATENT(S) LICENSED PRODUCT(S) WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.


15.2 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE REGENTS' INTELLECTUAL PROPERTY RIGHTS, LICENSED
     PATENT(S) OR LICENSED PRODUCT(S).

15.3 NEITHER THE UNITED STATES DEPARTMENT OF ENERGY, NOR ANY OF ITS EMPLOYEES, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LEGAL LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION, APPARATUS, OR PRODUCT DISCLOSED, OR REPRESENTS THAT ITS USE WOULD NOT INFRINGE PRIVATELY OWNED RIGHTS.


15.4 Nothing in this Agreement shall be construed as:


     15.4a A warranty or representation by THE REGENTS as to the validity or scope of any of THE REGENTS' Licensed Patents;


     15.4b A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is, or will be, free from infringement of patents of third parties;


     15.4c Any obligation to bring or prosecute actions or suits against third parties for

-------------------------------------------------------------------------------
               patent infringement;


     15.4d Conferring by implication, estoppel or otherwise any license or rights under any patents to THE REGENTS other than Licensed Patent(s) as defined herein, regardless of whether such patents are dominant or subordinate to Licensed Patent(s); or

     15.4e     An obligation to furnish any know-how except copies of patents.


16.  PATENT INFRINGEMENT

16.1 In the event that LICENSEE shall learn of any substantial infringement of any Licensed Patent(s) under this Agreement, LICENSEE shall call THE REGENTS' attention thereto in writing and shall provide THE REGENTS with reasonable evidence of such infringement.


17.  WAIVER

17.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.


18.  ASSIGNABILITY

18.1 This Agreement is binding upon and shall inure to the benefit of THE REGENTS, its successors and assigns, but shall be personal to LICENSEE and not assignable by the LICENSEE.

19.  INDEMNIFICATION AND INSURANCE

19.1 The LICENSEE agrees to indemnify, hold harmless and defend THE REGENTS, and DOE, their officers, employees, and agents; the inventors of the inventions disclosed in the patents and patent applications in Licensed Patent(s) against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license. The LICENSEE shall pay any and all costs incurred by THE REGENTS in enforcing this indemnification, including reasonable attorney fees. The LICENSEE shall be solely liable for the LICENSEE's infringement of patents exclusively licensed to other Licensees as described in Article 2.2 and as listed in Section IV of Exhibit C (FIELD OF USE) and shall indemnify, hold harmless, and defend THE REGENTS and DOE, their officers employees and agents under this Article 19 for any such acts of this infringement.

19.2 The LICENSEE, at its sole cost and expense, shall insure its activities in connection with this Agreement to fulfill LICENSEE's indemnification obligation under this Article 19 and obtain, keep in force and maintain insurance with an insurance company acceptable to THE REGENTS, which acceptance shall conform to reasonable business standards, as follows: A minimum level of two million dollars ($2,000,000) of Comprehensive or Commercial Form General Liability Insurance (including contractual liability and products liability).

     The coverages referred to in this Article 19 shall not in any way limit the liability of LICENSEE. LICENSEE shall furnish THE REGENTS with certificates of insurance, including renewals, evidencing compliance with all requirements at least thirty (30) days prior to the first commercial sale, or distribution of Licensed Product.

     19.2a If such insurance is written on a claims-made form, coverage shall provide for a retroactive date of placement prior to or coinciding with the effective date of this License Agreement.

     19.2b LICENSEE shall maintain the general liability insurance specified herein during (a) the period that the Licensed Product or Licensed Method is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by the LICENSEE or by an affiliate, or agent of the LICENSEE and (b) a reasonable period thereafter, but in no event less than one (1) year. LICENSEE's failure to maintain this liability insurance shall be considered a material breach of this license Agreement.

19.3 Insurance coverage as required under Article 19.2 above, shall:

     19.3a Provide for a thirty-(30)-day, advance written notice to THE REGENTS of cancellation or of any modification.

     19.3b Indicate that DOE, The Regents of the University of California and its officers, employees, students, and agents, have been endorsed thereon as additional insureds.

     19.3c Include a provision that the coverages will be primary and will not participate with, nor will be excess over, any valid and collectible insurance or program of self-insurance carried or maintained by THE REGENTS.

19.4 The provisions of this Article 19 shall survive the term of this Agreement.


20.  LATE PAYMENTS

20.1 In the event royalty payments or fees are not received by THE REGENTS when due, the LICENSEE shall pay to THE REGENTS interest charges at the rate of five percent (5%) plus the rate of interest that is charged by the San Francisco Federal Reserve Bank to member banks twenty-five (25) days prior to the date the payment was due.


21.  NOTICES

21.1 Any royalty payment, royalty report, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on (a) the date of delivery if delivered in person, or (b) the fifth (5th) day after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to such other address as shall be designated by written notice given to the other party as follows:

In the case of the LICENSEE:       AMERIGON, INCORPORATED
                                   5462 Irwindale Avenue
                                   Irwindale, CA  91706-2058
                                   Phone: (626) 815-7400
                                   Fax: (626) 815-7401
                                   Attention: President


In the case of THE REGENTS:

All correspondence, original
progress reports, and royalty
reports: Lawrence Livermore National Laboratory Industrial Partnerships & Commercialization P.O. Box 808, L-795
                                   7000 East Ave.
                                   Livermore, CA  94550
                                   Attention: Director, IPAC
                                   Facsimile: (510) 423-8988


Payments and copies of
corresponding royalty reports:     Lawrence Livermore National Laboratory
                                   P.O. Box 5517
                                   Livermore, CA  94550


22.  GOVERNING LAWS

22.1 This Agreement shall be interpreted and construed in accordance with Federal laws and the laws of the State of California, USA, as modified by the provisions of University of California/DOE Contract No. W-7405-ENG-48, without regard to the doctrine of the conflict of laws.

23.  PATENT MARKING

23.1 When Licensed Product(s) are made, used and/or sold under Licensed Patent(s), the LICENSEE agrees to mark all Licensed Product(s), and their containers, in accordance with the applicable patent marking laws.


24.  GOVERNMENT APPROVAL OR REGISTRATION

24.1 If this Agreement or any associated transactions is required by the law of any nation or be either approved or registered with any governmental agency, LICENSEE will assume all legal obligations to do so. LICENSEE will notify THE REGENTS if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. LICENSEE will make all necessary filings and pay all costs including fees, penalties, and all other out-of-pocket costs associated with such reporting or approval process.


25.  EXPORT CONTROL LAWS

25.1 The LICENSEE shall observe and comply with all applicable United States and foreign laws and regulations with respect to the International Traffic in Arms Regulations (ITAR), and the Export Administration Regulations.


26.  FORCE MAJEURE

26.1 No failure or omission by THE REGENTS or the LICENSEE in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of THE

     REGENTS or the LICENSEE including, but not limited, to the following:
     Acts of God, acts or omissions of any government or agency thereof, compliance with requirements, rules, regulations, or orders of any governmental authority or any office, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, acts of the public enemy, war rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.


27.  U.S. COMPETITIVENESS

27.1 The LICENSEE agrees that any and all products produced by practice of the inventions disclosed in the Licensed Patents anywhere in the world including, but not limited to, Licensed Product(s) for applications, use, or sale shall be designed and manufactured substantially in the United States and that the LICENSEE is not Licensed to make, have made, use and/or lease the Licensed Product(s) anywhere in the world, including (country of Licensee), except for the Field of Use set forth under Article 2.2.


28.  MISCELLANEOUS

28.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

28.2 This Agreement will be binding upon the Parties when it has been executed by each of the Parties hereto as of the date of execution by the last signing Party and contingent on THE REGENTS receipt of the Issue Fee described in Exhibit B (LICENSE FEES AND ROYALTY RATE).

28.3 No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed on behalf of each Party.

28.4 This Agreement embodies the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

28.5 In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

28.6 This Agreement and the exchange of technical information between the parties pursuant to it are covered by the existing Mutual Nondisclosure Agreement between the parties.

28.7 NO AGENCY: Neither party named herein shall in any way be considered an agent of the other.

     IN WITNESS WHEREOF, both THE REGENTS and the LICENSEE have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

AMERIGON, INCORPORATED                   THE REGENTS OF THE UNIVERSITY
                                         OF CALIFORNIA


By: /s/ LON E. BELL
   ---------------------------
          (Signature)

                                         By:_______________________________
                                            (Signature)

Name: /s/ LON E. BELL                     Name:___________________________


Title: CEO                               Title:____________________________


Date signed: July 20, 1998               Date signed: _______________, 1998

                    EXHIBIT A -"THE REGENTS' LICENSED PATENT(S)"

The Licensed Patents are as follows:

IL-909lA, "Ultra-Wideband Receiver," (U.S. Patent No. 5,345,471), issued on 9/6/94, by Thomas Edward McEwan

IL-909lB, "Ultra-Wideband Receiver," (CIP of IL-909lA, U.S. Patent No. 5,523,760), issued on 6/4/96, by Thomas Edward McEwan

IL-9092, "Ultra-Wideband Radar Motion Sensor,"(U.S. Patent No. 5,361,070), issued on 11/1/94, by Thomas Edward McEwan

IL-9197, "Impulse Radar Stud Finder," (CIP of IL 9091A, U.S. Patent No. 5,457,394), issued on 10/10/95, by Thomas Edward McEwan

IL-9318, "Two Terminal Micropower Radar Sensors," (U.S. Patent No. 5,465,094), issued on 11/7/95, by Thomas Edward McEwan

IL-9426, "Electromagnetic Hidden Object Detector," (CIP of IL- 9197, U.S. Patent No. 5,512,834), issued on 4/30/96, by Thomas Edward McEwan

IL-9514, "Range-gated field disturbance sensor with range-sensitivity compensation," (U.S. Patent No. 5,521,600), issued on 5/28/96, by Thomas Edward McEwan

IL-9515, "Micropower RF Transponder," (U.S. Patent Application), by Thomas Edward McEwan

IL-9516, "Time-of-Flight Radio Location System," (CIP of IL-9197 which is CIP of 9091A, U.S. Patent No. 5,510,800), issued on 4/23/96, by Thomas Edward McEwan

IL-9547, "Electronic Multi-Purpose Material Level Sensor," (U.S. Patent No. 5,609,059), dated 3/11/97, by Thomas Edward McEwan

IL-9567, "Short Range, Ultra-Wideband Radar with High Resolution Swept Range Gate," (CIP of IL-9516, U.S. Patent Application), by Thomas Edward McEwan

IL-9567B, "Short Range, Ultra-Wideband Radar with High Resolution Swept Range Gate with Damped Transmit and Receive Cavities," (CIP of IL-9567, U.S. Patent Application), by Thomas Edward McEwan

IL-9595, "Range Gated Strip Proximity Sensor," (U.S. Patent No. 5,581,256), dated 12/3/96, by Thomas Edward McEwan

IL-9613, "Micropower Material Sensor," (U.S. Patent Application), by Thomas Edward McEwan

IL-9648, "Phase-Coded, Micro-Power Impulse Radar Motion Sensor," (U.S. Patent No. 5,519,400), dated 5/21/96, by Thomas Edward McEwan

IL-9649, "Light Beam Range Finder," (CIP of IL-9567, U.S. Patent
Application), by Thomas Edward McEwan

IL-9650, "Narrow Field Electromagnetic Sensor System and Method," (CIP of IL-9516, U.S. Patent No. 5,576,627), dated 11/19/96, by Thomas Edward McEwan

IL-9727, "Short Range Radio Locator System," (CIP of IL-9516, U.S. Patent No. 5,589,838), dated 12/31/96, by Thomas Edward McEwan

IL-9772, "Precision Digital Pulse Phase Generator," (U.S. Patent No. 5,563,605), issued on 10/8/96, by Thomas Edward McEwan

IL-9779, "Window-Closing Safety System," (CIP of IL-9547, U.S. Patent Application), by Thomas Edward McEwan

IL-9797, "Ultra-Wideband Directional Sampler," (CIP of IL-909lB, U.S. Patent No. 5,517,198), issued on 5/14/96, by Thomas Edward McEwan

IL-9798, "High Accuracy Electronic Materials Level Sensor," (CIP of IL-9547, U.S. Patent No. 5,610,611), dated 3/11/97, by Thomas Edward McEwan

IL-9340, "Body Monitoring and Imaging Apparatus and Method," (U.S. Patent No. 5,573,012), issued on 11/12/96, by Thomas Edward McEwan (ADDITIONAL TO MEDICAL AND VOICE RECOGNITION FIELDS OF USE ONLY)

                     EXHIBIT B - LICENSE FEES AND ROYALTY RATE


                                       NOTICE


This Exhibit B contains financial and commercial information deemed Business Confidential and the parties hereby agree not to use or to disclose the terms agreed to herein to any third party without the express written consent of the other party hereto except to those necessary to enable the parties to perform under this Agreement or as may be required by THE REGENTS' contract with the U.S. Department of Energy under the same restrictions.

In accordance with Article 4 ROYALTIES AND PAYMENTS:

A. The LICENSEE shall pay THE REGENTS a License Issue Fee of ONE-HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000) payable within ten (10) days of final execution by both parties of this Agreement. The License Issue Fee is nonrefundable.

B. As a further consideration for this license, the LICENSEE shall pay to THE REGENTS an earned royalty fee based upon the following formula or thirty cents ($.30) per unit of Licensed Product whichever is greater:

Cumulative Net Sales of Licensed Product(s)/Systems
Incorporating the Licensed Patent(s)                     Earned Royalty Fee
---------------------------------------------------      ------------------
                    0 to $5,000,000                               5%

              over $5,000,000-$15,000,000                         4%

                   over $15,000,000                               3%

C. The LICENSEE shall pay THE REGENTS a non refundable fully-creditable (only against the same year's earned royalty) minimum annual royalty according to the following schedule for the life of any license granted under this Agreement, beginning on:

MINIMUM ANNUAL FEE TO
MAINTAIN A NON-EXCLUSIVE LICENSE
--------------------------------
     $25,000                                 January 1,1999

     $25,000                                 January 1st of every year
                                             thereafter during license term

                              EXHIBIT C - FIELD OF USE


APPLICATION UNDER THE FIELD OF USE LICENSED HEREIN:

I. The "Field-of-Use" Licensed under this license shall mean the Field of Use of the Licensed Patents and the Licensed Product(s) for:

     TRANSPORTATION

II. This License excludes the following fields of use for all Licensed Patents and Licensed Product(s):

     a.   medical;

     b.   voice recognition equipment;

     c.   security and energy conservation;

     d.   residential, commercial, and industrial automation;

     e.   entertainment;

     f.   material evaluation;

     g.   tools;

     h.   communications;

     i.   underground detection;

     j.   buried military mine and ordnance detection;

     k.   military, other than buried mine and ordnance detection;

     l.   radar camera;

     m. other fields of use not expressly listed in Section I or expressly excluded in Sections II, III, or IV of this exhibit.

III. The LICENSEE is not licensed to make, have made, use, lease or sell electronic chips, separate components or circuit boards covered by or derived from THE REGENTS Licensed Patents or Licensed Product(s) to others independent of an integrated stand alone or end use Licensed Product except for complete functioning circuit boards sold as end products less enclosures to original equipment manufacturers.

IV. The following field of use listed in paragraph A below and described in the specific patents and patent applications listed in paragraph B (referenced from "Exhibit A" "THE REGENTS" LICENSED PATENT(S)") has been previously exclusively licensed and is specifically excluded from the Field of Use:

A* The following Fields of Use have been previously exclusively licensed to another Licensee:

     a) Construction tool application as a hand-held and self-contained wall, ceiling and floor scanner without video or computer imaging capability or tie-in, except for video or computer imaging capability having 128 lines of resolution or less, for locating hidden objects within eighteen (18) inches of the scanner, including, but not limited to, between-wall studs; joints and other structural and nonstructural members made from wood, metal, and other materials; also including, but not limited to, pipes, conduit, reinforcing steel, and electrical wires.

     b) Construction tool application as a hand-held and self-contained scanner without video or computer imaging capability or tie-in, except for video or computer imaging capability having 128 lines of resolution or less, for locating buried objects in concrete and soil at various depths, including, but not limited to, pipes, wires, sewer lines, drainage systems, and pipelines.

B.   IL-909lA, IL-909lB, IL-9092, IL-9197, IL-9318, IL-9426, IL-9516, IL-9567,

     IL-9567B, IL-9469, IL-9650, IL-9727, IL-9797.

     *All applications not specifically set forth above, under this part IV.B were not previously licensed including, but not limited to, law enforcement, military, security, medical, and all other industrial, consumer and commercial applications.

                                  AMENDMENT ONE TO

                  STANDARD LIMITED NONEXCLUSIVE LICENSE AGREEMENT


                                        FOR


                      MICROPOWER ULTRA-WIDEBAND IMPULSE RADAR


                                        FOR


                                   TRANSPORTATION
                                    FIELD OF USE


                                      BETWEEN


                    THE REGENTS OF THE UNIVERSITY OF CALIFORNIA


                                        AND


                               AMERIGON, INCORPORATED


                              LLNL CASE NO. TL-1556-98


                       LAWRENCE LIVERMORE NATIONAL LABORATORY
                              UNIVERSITY OF CALIFORNIA
                      P.O. BOX 808, L-795, LIVERMORE, CA 94550
                   INDUSTRIAL PARTNERSHIPS AND COMMERCIALIZATION
                                     JUNE, 1998

                                  AMENDMENT ONE TO

                       LIMITED NONEXCLUSIVE LICENSE AGREEMENT

                                        FOR

                              MICROPOWER IMPULSE RADAR

                                      BETWEEN

                               AMERIGON, INCORPORATED

                                        AND

                    THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                              LLNL CASE NO. TL-1556-98


     This Amendment (this "Amendment") to the Limited Nonexclusive License Agreement is entered into as of this ______ day of _________________, 1998 (the "Effective Date") by and between The Regents of the University of California, a corporation organized and existing under the laws of the State of California, and having its statewide administration address at 300 Lakeside Drive, Oakland, California 94612-3550, U.S.A. ("THE REGENTS"), and Amerigon, Incorporated, a corporation duly organized under the laws of California and having its registered place of business at 5462 Irwindale Avenue, Irwindale, CA 91706-2058 ("LICENSEE").


                                  RECITALS


     WHEREAS, the parties desire to enter into that certain Limited Nonexclusive License Agreement, dated as of even date herewith (the "License Agreement"), for the grant of certain rights to LICENSEE with respect to THE REGENTS' Micropower Wideband Impulse Radar technology following termination of Licensee's Limited Exclusive License No. TL-796-94; and

     WHEREAS, the parties desire to amend the Regent's Standard License Agreement pursuant to the terms and conditions set forth in this Amendment, which the parties have agreed shall be executed at the same time as the License Agreement and shall be attached to and incorporated by reference in the License Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree to the following terms and conditions, which set forth the rights, duties, and obligations of the parties:


                                 AGREEMENT


1.   CONTINUATION OF PROVISIONS


     Except as expressly modified by this Amendment, all terms, conditions and provisions of the License Agreement shall continue in full force and effect as set forth in the License Agreement. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the License Agreement. In the event of any inconsistency or conflict between the License Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

2.   EXHIBIT A

     The following Licensed Patents are deleted because they were not included in Licensee's previous License No. TL-796-94 or Amendment thereto.

               IL-9514
               IL-9515
               IL-9547
               IL-9595
               IL-9613
               IL-9648
               IL-9772
               IL-9779
               IL-9798
               IL-9340

3.   EXHIBIT B


     3.1 Delete the entire language under Part A and replace it with the following:


          A. The Standard License Issue Fee to be paid by Licensee of One-Hundred Thousand and no/100 Dollars ($100,000) is waived because this license replaces a previous Limited Exclusive License held by Licensee under which an issue fee was paid.

     3.2 Delete the entire language under Paragraph C and replace it with the following:

          A. The Licensee shall pay THE REGENTS a non refundable fully-creditable (only against the same year's earned royalty) minimum annual royalty according to the following schedule for the life of any license granted under this Agreement, beginning on:

          Minimum Annual Fee to                   Payment
          Maintain a Non-Exclusive License        Due Date
          ---------------------------------       --------
                    0                             January 1, 1999
                    0                             January 1, 2000
                    0                             January, 1, 2001
                    0                             January 1, 2002
                    0                             January 1, 2003
                    $25,000                       January 1st of every year
                                                  thereafter

4.   MISCELLANEOUS


     4.1 BACKGROUND, DUE DILIGENCE, PROGRESS AND ROYALTY REPORTS. The extent of Licensee's commitment to develop, manufacture and sell "Licensed Product(s)" under Sections 1.3, 5 and 6 shall be solely based upon Licensee's good business judgement. Royalty reporting requirements are deferred until after the first sale or commercial use of LICENSE PRODUCT(S)".


     4.2 Under Article 6.2 a quantitative summary of the business of LICENSEE under the subject license for each fiscal year signed by a corporate officer will fulfill the requirement of Article 6.2 in lieu of a certified financial statement including a Balance Sheet and Operating Statement. An officer of Licensee shall provide a copy of its public Annual Report to Licensor upon request.


     4.3 INCORPORATION BY REFERENCE. Except as otherwise modified herein, the provisions of Section 28 ("Miscellaneous") of the License Agreement are incorporated by reference into this Amendment.


     4.4 ENTIRE AGREEMENT. In Section 28.4 of the License Agreement, after the word "Agreement" shall be inserted the following: ", including, without limitation, the Exhibits and the Amendment to this Agreement, which are attached hereto and incorporated herein by this reference,".

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by duly authorized representatives of the parties as of the Effective Date.

LICENSEE:                              LICENSOR:
AMERIGON, INCORPORATED                 THE REGENTS OF THE
                                       UNIVERSITY OF CALIFORNIA


By: /s/ LON E. BELL                    By:
   -----------------------------           --------------------------------
            (Signature)                             (Signature)


Name: Lon E. Bell                      Name:
      ---------------------------            -------------------------------

Title: CEO                             Title:
      ---------------------------            -------------------------------


Date: July 20, 1998                     Date:
      ---------------------------            -------------------------------